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                                                                     EXHIBIT 5.1

                           FULBRIGHT & JAWORSKI L.L.P
                            1301 MCKINNEY, SUITE 5100
                              HOUSTON, TEXAS 77010
                                 (713) 651-5151

May 10, 2002

Kaneb Pipe Line Partners, L.P.
2435 North Central Expressway
Richardson, Texas 75080

Dear Sirs:

         We have acted as counsel to Kaneb Pipe Line Partners, L.P., a Delaware limited partnership (the "Partnership"), and Kaneb Pipe Line Company LLC, a Delaware limited liability company and the general partner of the Partnership, in connection with the offering and sale of up to 225,639 units representing limited partnership interests (the "Units") pursuant to a Registration Statement filed under Rule 462(b) of the General Rules and Regulations under the Securities Act of 1933 (the "Registration Statement").

         As the basis for the opinion hereinafter expressed, we have examined such statutes, regulations, corporate records and documents, certificates of corporate and public officials, and other instruments as we have deemed necessary or advisable for the purposes of this opinion. In such examination we have assumed the authenticity of all documents submitted to us as originals and for the conformity with the original documents of all documents submitted to us as copies.

         Based on the foregoing and on such legal consideration as we deem relevant, we are of the opinion that:

         1. The Partnership has been duly formed and is an existing limited partnership under the Delaware Revised Uniform Limited Partnership Act.

         2. The Units will, when issued and paid for as described in the Registration Statement, be duly authorized, validly issued, fully paid and nonassessable, except as such nonassessability may be affected by the matters described in the Partnership's Form 8-A, as amended, under the caption "Item 1. Description of Registrant's Securities to be Registered," which is incorporated by reference in the Prospectus included in the Registration Statement.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us in the Registration Statement.

                                             Very truly yours,

                                             /s/ FULBRIGHT & JAWORSKI L.L.P.

                                             Fulbright & Jaworski L.L.P.